Exhibit 10.24

Director Deferred Share Program
of Tanger Factory Outlet Centers, Inc. and
Tanger Properties Limited Partnership

1.Purpose. The purpose of the Director Deferred Share Program of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (the “Program”) is (a) to further the growth, development and financial success of Tanger Factory Outlet Centers, Inc. a corporation organized under the laws of the state of North Carolina (the “Company”) and Tanger Properties Limited Partnership, a partnership organized under the laws of the state of North Carolina (the “Partnership”) by providing additional incentives to Independent Directors, who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Common Shares and thus to benefit directly from such growth, development and financial success and (b) to enable the Company, the Partnership and their subsidiaries to obtain and retain the services of the types of professional, independent directors considered essential to the long range success of the Company by providing and offering them an opportunity to own Common Shares and/or rights which will reflect the growth, development and financial success of the Company.

2.Incentive Plan. The Program is adopted under, and is subject to the terms of, the Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, as may be amended from time to time (the “Incentive Plan”). Capitalized terms used herein but not defined herein will have the meanings ascribed to them in the Incentive Plan.

3.Administration. Notwithstanding anything to the contrary in the Incentive Plan, the Program will be administered by the Board subject to, and in accordance with, the terms of the Incentive Plan, including but not limited to Articles II, III, VIII, IX, and X of the Incentive Plan. The Board shall have all of the powers and authority of the Committee under the Plan, including, without limitation, the power and authority to (a) interpret the Program and any documentation evidencing Deferred Shares granted thereunder, subject to the provisions of the Program and the Incentive Plan, (b) adopt such rules for the administration, interpretation and application of the Program as are consistent therewith and interpret, amend or revoke such rules, and (c) authorize and supervise any crediting of Deferred Shares or issuance or payment of Common Shares. Any determination or action of the Board in connection with the interpretation or administration of the Program will be final, conclusive and binding on all parties. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Program or any Deferred Shares granted thereunder, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

4.Eligibility. Each Independent Director will be eligible to receive Deferred Shares in accordance with the Program; provided that Common Shares remain available for issuance hereunder in accordance with Article 3 of the Incentive Plan. Each Independent Director who elects to participate in the Program will be referred to herein as a “Participant”.

5.Director Compensation Generally. The amount of compensation paid during any calendar year (each, a “Service Year”) to each Independent Director for services as a Director (the “Director Compensation”) will be determined from time to time in accordance with the Company's By-laws and applicable law. Unless otherwise determined in accordance with the Company's By-laws and applicable law, each Independent Director may elect to receive all or a portion of his or her Director Compensation (a) in cash or immediately issuable restricted or fully-vested Common Shares (“Director Shares”), as determined from time to time in accordance with the Company's By-laws and applicable law, or (b) subject to the terms of this Program, in Deferred Shares.

6.Deferral Elections.

(a)To the extent an Independent Director elects to receive all or a portion of his or her Director Compensation in Deferred Shares, such election (a “Deferral Election”) shall, subject to any permitted revocation and/or modification as described in Section 6(d), represent an irrevocable deferral election to defer payment of Director Compensation through receipt of Deferred Shares in accordance with the terms of the Program.

(b)In order to make a Deferral Election pursuant to Section 6(a) of the Program, the Participant must deliver to the Company a written notice in a form prescribed by the Company (the “Deferral Election Form”) setting forth (i) the percentage of the Participant's total Director Compensation payable in cash, if any, that Participant elects to be paid in Deferred Shares, (ii) the percentage of the Participant's Director Compensation payable in Director Shares, if any, that the Participant elects to be paid in Deferred Shares, and (ii) the Deferred Payment Date (as defined below) elected by the Participant.

(c)The Deferral Election Form, with any permitted revocations and/or modifications thereto as described in Section 6(d), must be delivered no later than the last business day prior to the commencement of the Service Year for which the Director Compensation would be payable and will be effective with respect to Director Compensation earned for such Service Year and, to the extent set forth in the Deferral Election Form and permitted hereunder, for future Service Years thereafter; provided that (i) an Independent Director who is a Director as of the Effective Date may deliver the Deferral Election Form within 30 days of the Effective Date, and such Deferral Election Form will be effective with respect to Director Compensation earned on and after the date of delivery of such Deferral Election Form during the Service Year in which the Effective Date occurs and, to the extent set forth in the Deferral Election Form and permitted hereunder, for future Service Years thereafter, and (ii) an Independent Director who is initially elected to the Board may deliver the Deferral Election Form within 30 days of the date on which such Independent Director becomes a Director, and such Deferral Election Form will be effective with respect to Director Compensation earned on and after the date of delivery of such Deferral Election Form for the Service Year in which such Independent Director becomes a Director and, to the extent set forth in the Deferral Election Form and permitted hereunder, for future Service Years thereafter. The last date on which an Independent Director can deliver or modify the Deferral Election for a Service Year (or portion thereof) is herein referred to as the “Final Deferral Date” for such Service Year (or portion thereof). In the event that a Participant becomes an Employee and continues to receive Director Compensation, (A) the Participant's Deferral Election for the Service Year in which such Participant becomes an Employee will be effective through the end of such Service Year, and (B) the Participant will not be eligible to participate in the Program at any time after such Service Year.

(d)For purposes of the Program, the “Deferred Payment Date”, as elected by the Participant, will be any of (i) the date of termination of the Participant's services as a Director, subject to Section 6(e) of the Program, (ii) a specified annual anniversary of such date of termination, subject to Section 6(e) of the Program, (iii) a specified date that is after December 31 of the applicable Service Year, (iv) the earlier of date of death or date of “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4) (“Disability”). The Deferral Election Form will be irrevocable with respect to such Director Compensation for the Service Year to which the Deferral Election relates and may not be modified in any respect after it is received by the Company, except (A) to the extent that the Company in its sole discretion allows such revocation or modification on or prior to December 31 of the year immediately preceding such Service Year (in which case, the Deferral Election shall be deemed irrevocable with respect to the Service Year as of the date of such modification or revocation) or (B) it is modified pursuant to a Subsequent Deferral Election (as defined below).

(e)A Participant will not be deemed to have terminated service as a Director or ceased to be a Director for purposes of the determination of the Deferred Payment Date, and no payment of Deferred Shares that becomes payable as a result of such termination or cessation will be paid, unless such termination or cessation constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”).

7.Subsequent Deferrals.

(a)After the Final Deferral Date for any Service Year (or portion thereof), an Independent Director may elect a different Deferred Payment Date (a “Subsequent Payment Date”) than as set forth in his or her Deferral Election Form for the purposes of the Deferred Shares received in lieu of his or her Director Compensation for such Service Year; provided that such election (a “Subsequent Deferral Election”) shall not be permitted unless:

i.It does not take effect until 12 months after the date thereof;
ii.The Subsequent Payment Date is at least five years after the Deferred Payment Date in the Deferral Election Form, unless related to a payment on the Deferred Payment Date described in Section 6(d)(iv);
iii.The date of the Subsequent Deferral Election is at least 12 months prior to the Deferred Payment Date in the Deferral Election Form, if such Deferred Payment Date is described in Section 6(d)(iii); and
iv.It otherwise complies with Treasury Regulation Section 1.409A-2(b) (or any successor thereto).

8.Deferred Share Accounts.

(a)If a Participant elects to receive Deferred Shares under Section 6 of the Program, such Deferred Shares will be credited to a book-keeping account in the Participant's name (an “Account”) as of the day the Director Compensation to which the Deferred Shares relate would have been paid. The number of Deferred Shares credited to a Participant's Account will equal the sum of (i) the cash amount of such Director Compensation that would have been paid to the Participant divided by the Fair Market Value of one Common Share on the date such cash amount would have been paid and (ii) the number of Director Shares of such Director Compensation that would have been granted to the Participant absent the applicable Deferral Election. Such Deferred Shares will count against the maximum number of Common Shares authorized and reserved for issuance under Section 2.1(a) of the Incentive Plan and against the Award Limit under Section 2.1(b) of the Incentive Plan. Upon the crediting of the Deferred Shares, the Participant shall, as requested by the Company, execute a deferral election Award Agreement reflecting the terms and conditions of such Deferred Shares, as determined by the Board in accordance with the Program.

(b)A Participant's Account will be credited as of the payment date of each dividend with (i) that number of additional Deferred Shares equal to the amount of the cash dividend paid by the Company on such payment date on the number of Common Shares equivalent to the number of Deferred Shares in the Participant's Account on such payment date (and prior to the credit under this Section 8(b)) divided by the Fair Market Value of one Common Share on such payment date and (ii) that number of additional Deferred Shares equal to the number of Common Shares paid as a share dividend by the Company on such payment date. Such dividend equivalents, which will likewise be credited with dividend equivalents, will be deferred until the Deferred Payment Date for the Deferred Shares with respect to which the dividend equivalents were credited.
(c)Subject to Section 9(b) of the Program and Section 8.8 of the Incentive Plan, Deferred Shares will be subject to a deferral period beginning on the date of crediting to the Participant's Account and ending upon the Deferred Payment Date as the Participant has elected in accordance with Section 6 of the Program. In accordance with Section 8.4 of the Incentive Plan and unless otherwise provided by the Board, during such deferral period, the Participant will have no rights as a Company shareholder with respect to his or her Deferred Shares.

9.Delivery of Common Shares.

(a)Subject to Section 9(b) of the Program, the Company will deliver to the Participant the number of Common Shares equal to the number of Deferred Shares credited in such Participant's Account as of the Deferred Payment Date elected by such Participant on or as soon as practicable, but in no event more than 60 days after, the Deferred Payment Date; provided that, to the extent the Deferred Payment Date arises prior to the date that, absent the Deferral Election, Director Shares would have become vested and all applicable restrictions thereto would have lapsed, the number of Common Shares delivered to such Participant shall be reduced by the number of Director Shares that, absent the Deferral Election, would not have become vested (or for which restrictions would not have lapsed) on or prior to the Deferred Payment Date. In connection with such delivery, the Company shall either (i) make delivery of certificates, if any, representing the Common Shares which a Participant is entitled to receive in accordance with the terms of the Program and the Incentive Plan or (ii) evidence the ownership of the Common Shares which a Participant is entitled to receive by the book-entry method, unless prohibited by the Incentive Plan.

(b)Notwithstanding anything to the contrary in this Program, if at the time of a Participant's Separation from Service, such Participant is a “specified employee” as defined in Section 409A, as reasonably determined by the Company in accordance with Section 409A, and the deferral of the commencement of any distributions otherwise payable hereunder as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of any such distributions hereunder (without any reduction or increase in the amounts ultimately distributed or provided to the Participant) until the date that is at least six months following the Participant's Separation from Service with the Company (or the earliest date permitted under Section 409A), whereupon the Company will distribute to the Participant a lump-sum amount of Common Shares equal to the number of Common Shares that would have otherwise been previously distributed to the Participant under this Program during the period in which such distributions were deferred. Thereafter, distributions will resume in accordance with this Program.

10.Effective Date and Term. The Program will be effective as of July 31, 2012 (the “Effective Date”) and, unless earlier terminated pursuant to Section 11(a), shall expire on, and no Deferred Shares may be granted pursuant to the Program after the last date upon which Awards can be granted under the Incentive Plan. Any Deferred Shares outstanding upon termination of the Program shall remain in force according to the terms of the Program and any documentation evidencing such Deferred Shares.

11.Amendment or Termination.

(a)The Program may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company will obtain shareholder approval of any Program amendment in such a manner and to such a degree as required. Upon a Change in Control that constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), the Company shall terminate the Program and, in connection with any such termination, deliver to each Participant the Common Shares credited to his or her Account, subject to and in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix) (or any successor provision thereto). No amendment, suspension or termination of this Program shall, without the consent of the Participant, materially and disproportionately alter or impair any rights or obligations of any Participant with respect to any Deferred Shares granted hereunder. No Deferred Shares may be granted under this Program during any period of suspension or after termination of this Program.

(b)The Program is intended to meet the requirements of Section 409A and will be interpreted and construed in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Effective Date, and shall incorporate the terms and conditions required by Section 409A. Notwithstanding any provision of the Program or the Incentive Plan to the contrary, in the event that following the Effective Date the Board determines that any provision of the Program could otherwise cause any person to be subject to the penalty taxes imposed under Section 409A, the Board reserves the right (without any obligation to do so or to indemnify any Participant for failure to do so) to adopt such amendments to the Program and any and all applicable documentation evidencing the Deferred Shares or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section. Notwithstanding the foregoing, no provision of the Program or any documentation evidencing the Deferred Shares shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from a Participant or any other individual to the Company or any of its affiliates, employees or agents.

12.Miscellaneous.

(a)Deferred Shares awarded under this Program (and any interest or right therein) may not be sold, pledged, assigned, or transferred in any manner other than (i) (A) by will, (B) the laws of descent and distribution or (C) to the named beneficiary upon death indicated on the Deferral Election Form, if any, or (ii) with the consent of the Board, pursuant to a transfer to the spouse and/or lineal descendants of the Participant and/or to a trust, partnership or other entity the sole beneficiaries, partners or other members of which are such Participant's spouse and/or lineal descendants.  No Deferred Shares or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)To the extent that the application of any formula described in this Program does not result in a whole number of Common Shares, the result will be rounded upwards to the next whole number.

(c)Nothing in the Program or any documentation evidencing the Deferred Shares granted thereunder shall confer upon any Participant any right to continue as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company, the Partnership or any Subsidiary.

* * * * *

I hereby certify that the foregoing Director Deferred Share Program of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership was duly adopted by the Board as of July 31, 2012.
Executed on this 31st day of July, 2012.

/s/ Chad D. Perry
Chad D. Perry
Secretary